Exhibit 23

CONSENT OF STEGMAN & CO.

The Board of Directors

KH Funding Company

Silver Spring, Maryland

We hereby consent to the inclusion of our report dated April 11, 2005 relating to the balance sheets of KH Funding Company (the “Company”) as of December 31, 2004 and 2003 and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended in the Company’s Form 10-KSB for the year ended December 31, 2004 to be filed with the Securities and Exchange Commission.

/s/ Stegman & Company

Baltimore, Maryland

April 14, 2005